                                                               Filed Pursuant to
                                                          Rule 424(b)(3) and (c)
                                                              File No. 333-41111

                 PROSPECTUS SUPPLEMENT NO. 2 DATED JUNE 1, 1998
                       TO PROSPECTUS DATED APRIL 30, 1998

                                 PETSMART, INC.
                                  $200,000,000
                 6 3/4% Convertible Subordinated Notes due 2004
                                      and
            Shares of Common Stock Issuable Upon Conversion thereof

    This Prospectus Supplement should be read in conjunction with the Prospectus dated April 30, 1998 (the "Prospectus"). The table on pages 37 and 38 of the Prospectus setting forth information concerning the Selling Securityholders is superseded by the following table:

                            SELLING SECURITYHOLDERS

    The following table sets forth the names of the Selling Securityholders, the number of shares of Common Stock owned by each of them as of the date of this supplement and the principal amount of Notes and number of Conversion Shares which may be offered pursuant to this Prospectus. The information is based upon information provided by or on behalf of the Selling Securityholders. The Selling Securityholders may offer all, some or none of their Notes or Conversion Shares.

                                               PRINCIPAL AMOUNT
                                                OF NOTES OWNED    PRINCIPAL AMOUNT   COMMON STOCK
                                                   PRIOR TO       OF NOTES OFFERED  OWNED PRIOR TO    COMMON STOCK
NAME                                             OFFERING(1)           HEREBY       OFFERING(1)(2)   OFFERED HEREBY
--------------------------------------------  ------------------  ----------------  ---------------  --------------
AAM/Zazove Institutional Income Fund,
  L.P.......................................   $      1,800,000    $    1,800,000              0                0
Alpine Associates...........................          5,250,000         5,250,000              0                0
Argent Classic Convertible Arbitrage Fund
  (Bermuda), Ltd............................         10,750,000        10,750,000              0                0
Argent Convertible Arbitrage Fund Ltd.......            250,000           250,000              0                0
Bank of America Pension Plan................          2,000,000         2,000,000              0                0
California PERS.............................          2,500,000         2,500,000              0                0
Canadian Imperial Holdings, Inc.............          4,000,000         4,000,000              0                0
Commonwealth Life Insurance Company.........          2,750,000         2,750,000              0                0
Cramblit & Carney Incorporated..............          3,441,000         3,441,000        126,500                0
Daniel H. Renberg and Associates, Inc.......            675,000           675,000        111,900                0
Dean Witter Convertible Securities Trust....          4,500,000         4,500,000              0                0
Dean Witter Income Builder Fund.............          3,800,000         3,800,000              0                0
Dean Witter Variable Income Builder Fund....            400,000           400,000              0                0
Deutsche Bank A.G. London...................          1,200,000         1,200,000              0                0
Donaldson, Lufkin & Jenrette Securities
  Corporation (3)...........................         10,920,000        10,920,000              0                0
Forest Convertible Opportunity Fund.........            248,000           248,000              0                0
Forest Fulcrum Fund, LP.....................          3,611,000         3,611,000              0                0
Forest Global Convert Fund Ser A-1..........            100,000           100,000              0                0
Forest Global Convert Fund Ser A-5..........          3,236,000         3,236,000              0                0
Forest Global Convert Fund Ser B-1..........            252,000           252,000              0                0
Forest Global Convert Fund Ser B-2..........            200,000           200,000              0                0
Forest Global Convert Fund Ser B-3..........            200,000           200,000              0                0
Forest Global Convert Fund Ser B-5..........            275,000           275,000              0                0
Forest Performance Fund.....................            280,000           280,000              0                0
Forest Performance Greyhound................            220,000           220,000              0                0
Forum Capital Markets LP....................          1,000,000         1,000,000              0                0
Fox Family Foundation.......................            150,000           150,000              0                0
Fox Family Portfolio Partnership............            400,000           400,000              0                0
GPZ Trading.................................          2,000,000         2,000,000            453                0
Hamilton Partners Limited...................          9,250,000         9,250,000              0                0
Highbridge Capital Corporation..............          4,700,000         4,700,000              0                0
HSBC Securities Inc.........................          2,200,000         2,200,000              0                0
KA Management Ltd...........................            855,000           855,000              0                0
KA Trading L.P..............................            645,000           645,000              0                0
LDG Limited.................................            300,000           300,000              0                0
LLT Limited.................................          1,500,000         1,500,000              0                0
Newport Falcon Fund III Ltd.................          1,000,000         1,000,000              0                0
McMahan Securities Company, L.P.............          1,000,000         1,000,000              0                0

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
                                               PRINCIPAL AMOUNT
                                                OF NOTES OWNED    PRINCIPAL AMOUNT   COMMON STOCK
                                                   PRIOR TO       OF NOTES OFFERED  OWNED PRIOR TO    COMMON STOCK
NAME                                             OFFERING(1)           HEREBY       OFFERING(1)(2)   OFFERED HEREBY
--------------------------------------------  ------------------  ----------------  ---------------  --------------
The Minnesota Mutual Life Insurance
  Company...................................            565,000           565,000              0                0
Orrington International Fund Ltd............            350,000           350,000              0                0
Orrington Investments Limited Partnership...            650,000           650,000              0                0
Paloma Securities L.L.C.....................          3,150,000         3,150,000              0                0
Pentium Fund LTD............................            500,000           500,000              0                0
Phoenix Capital Offshore Fund Ltd...........            500,000           500,000              0                0
Pillar Equity Income Fund...................            500,000           500,000              0                0
R2 Investments, LDC.........................            800,000           800,000              0                0
Silverton International Fund Limited........          2,100,000         2,100,000              0                0
Societe Generale Securities Corp............          5,336,000         5,336,000              0                0
South Dakota Retirement System..............          1,000,000         1,000,000              0                0
Southport Management Partners L.P...........          3,000,000         3,000,000              0                0
Southport Partners International LTD........          2,000,000         2,000,000              0                0
St. Albans Partners Ltd.....................          1,000,000         1,000,000              0                0
TQA Arbitrage Fund, L.P.....................            550,000           550,000              0                0
TQA Leverage Fund, L.P......................          1,000,000         1,000,000              0                0
TQA Vantage Fund, Ltd.......................            750,000           750,000              0                0
TQA Vantage Plus, Ltd.......................            400,000           400,000              0                0
Yield Strategies Fund II, LP................          1,000,000         1,000,000              0                0
TOTAL.......................................   $    113,009,000    $  113,009,000        238,853                0
                                              ------------------  ----------------       -------          -------
                                              ------------------  ----------------       -------          -------

------------------------

(1) Beneficial ownership is determined in accordance with the Rule of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares on Common Stock shown as beneficially owned by them.

(2) Includes Conversion Shares based on a conversion price of $8.75 per share and a cash payment in lieu of any fractional interest.

   Because the Selling Securityholders may offer all or some of the Notes that they hold and/or Conversion Shares pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Notes or Conversion Shares by the Selling Securityholders, no estimate can be given as to the principal amount of Notes or Conversion of Shares that will be held by the Selling Securityholders after completion of this offering.

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